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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


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
          EL PASO ENERGY CAPITAL TRUST I                              EL PASO NATURAL GAS COMPANY
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(Exact name of registrant as specified in its charter)                (Exact name of registrant)


                     DELAWARE                                                  DELAWARE
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     (State of incorporation or organization)                  (State of Incorporation or organization)

                    76-6133070                                                74-0608280
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       (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)

         C/O EL PASO NATURAL GAS COMPANY
                  1001 LOUISIANA                                            1001 LOUISIANA
               HOUSTON, TEXAS 77002                                      HOUSTON, TEXAS 77002
-------------------------------------------------------   ---------------------------------------------------------------
     (Address of principal executive office)                    (Address of principal executive office)
                    (Zip Code)                                                (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                                           NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                                           EACH CLASS IS TO BE REGISTERED
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            ___% TRUST CONVERTIBLE
              PREFERRED SECURITIES
    (AND THE GUARANTEE WITH RESPECT THERETO)                             NEW YORK STOCK EXCHANGE
-------------------------------------------------------   ---------------------------------------------------------------

Securities Act registration statement file numbers to which this form relates:


                                                      333-42713, 333-42713-01
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                                               NONE
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                                                         (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                 For a full description of the ___% Trust Convertible Preferred Securities of El Paso Energy Capital Trust I (the "Preferred Securities") and El Paso Natural Gas Company's guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities" and "Description of the Guarantee" in the Prospectus and the Prospectus Supplement that forms part of the Company's Registration Statement (Registration No. 333-14617) filed with the Securities and Exchange Commission ("SEC") on December 19, 1997, under the Securities Act of 1933, as amended, which registration statement was amended by Amendment No. 1 filed with the SEC on January 15, 1998 and declared effective on January 16, 1998. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), the Prospectus and the Prospectus Supplement, is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.          EXHIBITS

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
2.1              -- Form of Subordinated Indenture

2.2              -- Form of First Supplemental Indenture

2.3              -- Form of Subordinated Convertible Debenture

2.4              -- Certificate of Trust of El Paso Energy Capital Trust I (incorporated by reference to Exhibit
                    4.3 to the Registration Statement)

2.5              -- Form of Amended and Restated Declaration of Trust of El Paso Energy Capital Trust I

2.6              -- Form of Trust Preferred Security (included in Exhibit 2.5)

2.7              -- Form of Trust Convertible Preferred Securities Guarantee Agreement to be issued by El Paso Natural Gas Company

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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        EL PASO NATURAL GAS COMPANY



Dated: March 2, 1998                    By: /s/ H. BRENT AUSTIN
       -------------                       --------------------------------
                                                    H. Brent Austin
                                              Executive Vice President and
                                                 Chief Financial Officer



                                        EL PASO ENERGY CAPITAL TRUST I



Dated: March 2, 1998                    By: /s/ H. BRENT AUSTIN
       -------------                       --------------------------------
                                               H. Brent Austin, Trustee



                                        By: /s/ JEFFREY I. BEASON
                                           --------------------------------
                                               Jeffrey I. Beason, Trustee



                                        By: /s/ C. DANA RICE
                                           --------------------------------
                                                  C. Dana Rice, Trustee



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                              INDEX TO EXHIBITS

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
EXHIBIT NO.                     DESCRIPTION
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
2.1              -- Form of Subordinated Indenture

2.2              -- Form of First Supplemental Indenture

2.3              -- Form of Subordinated Convertible Debenture

2.4              -- Certificate of Trust of El Paso Energy Capital Trust I (incorporated by reference to Exhibit
                    4.3 to the Registration Statement)

2.5              -- Form of Amended and Restated Declaration of Trust of El Paso Energy Capital Trust I

2.6              -- Form of Trust Preferred Security (included in Exhibit 2.5)

2.7              -- Form of Trust Convertible Preferred Securities Guarantee Agreement to be issued by El Paso Natural Gas Company

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